SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ESQUIRE COMMUNICATIONS LTD.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ] Fee previously paid with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           ESQUIRE COMMUNICATIONS LTD.


                    Notice of Annual Meeting of Stockholders
                          to be held November 17, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Esquire Communications Ltd. (the "Company") will be held at the San Diego Marriott Hotel and Marina, 333 West Harbor Drive, San Diego, California 92101, on November 17, 1998 at 9:00 in the morning for the following purposes:

     1. To elect eight (8) Directors.

     2. To authorize and approve amendments to the Company's 1993 Stock Option Plan.

     3. To authorize and approve an amendment to the Company's Certificate of Incorporation (a) to effect a one-for-two reverse stock split of all outstanding (but not all authorized) shares of the Company's Common Stock and (b) to increase the par value of the Company's Common Stock from $.01 to $.02 per share.

     4. To approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on September 30, 1998, shall be entitled to notice of, and to vote at, the meeting.

                                       By order of the Board of Directors



                                       David A. Higson
                                       Secretary


Dated:   San Diego, California
         October 7, 1998


     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                           ESQUIRE COMMUNICATIONS LTD.
                                 750 "B" Street
                                   Suite 2350
                           San Diego, California 92101


                                 PROXY STATEMENT


     The accompanying proxy is solicited by the Board of Directors of Esquire Communications Ltd., a Delaware corporation (the "Company" or "Esquire"), for use at the Annual Meeting of Stockholders to be held on November 17, 1998, at 9:00 in the morning, at the San Diego Marriott Hotel and Marina, 333 West Harbor Drive, San Diego, California, 92101, or any adjournment thereof, at which stockholders of record at the close of business on September 30, 1998, shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services. Any proxy granted as a result of this solicitation may be revoked at any time before its exercise.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of proxy were first sent or given to stockholders. THE COMPANY WILL FURNISH WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO STOCKHOLDER RELATIONS, ESQUIRE COMMUNICATIONS LTD., 750 "B" STREET, SUITE 2350, SAN DIEGO, CALIFORNIA 92101.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the slate of nominees proposed by the Board of Directors, FOR the amendment to the Company's Certificate of Incorporation, FOR the amendments to the Company's 1993 Stock Option Plan (the "Plan"), FOR ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     Pursuant to the By-laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be voted will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. On September 30, 1998, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 9,493,957 shares of Common Stock and 22,500 shares of Series A Convertible Preferred Stock. Holders of record of outstanding shares of Common Stock and Series A Convertible Preferred Stock will be entitled to vote together as a single class at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder and each holder of Series A Convertible Preferred Stock is entitled to 333 1/3 votes per share (the number of shares of Common Stock into which it is convertible). Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     It is expected that the following business will be considered at the meeting and action taken thereon:

                            1. ELECTION OF DIRECTORS

     It is proposed to elect eight (8) Directors at this meeting to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. It is intended that the accompanying form of proxy will be voted for the nominees set forth below, all of whom are presently directors of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for any of the nominees, shares will be voted for such other person as the Board of Directors may select. The following table sets forth certain information with respect to each of the nominees.

NOMINEES FOR ELECTION

                                                                   Director or
NAME                         AGE    POSITION WITH COMPANY          OFFICER SINCE

Malcolm L. Elvey             57     Chairman of the Board and      1993
                                    Director
David A. White               46     Chief Executive Officer and    1997
                                    Director
David A. Higson              51     Executive Vice President,      1997
                                    Chief Financial Officer,
                                    Secretary and Director
Cary A. Sarnoff              51     Senior Vice President-West     1994
                                    Coast Operations, Vice
                                    Chairman and Director
Mortimer R. Feinberg(1)(2)   76     Director                       1993
Gary L. Monroe               44     Director                       1998
Joseph P. Nolan(1)(2)        34     Director                       1996
Bruce V. Rauner              42     Director                       1996

---------------------

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

     Malcolm L. Elvey has served as Chairman of the Board of Directors of the Company since its inception in 1993 and also served as Chief Executive Officer of the Company until February 1997. Mr. Elvey is a Chartered Accountant and has a Master of Business Administration from the University of Cape Town. Mr. Elvey is also a director of Algol, a public company based in Italy.

     David A. White has been Chief Executive Officer and a director of the Company since February 1997. He has also been an officer of Harlingwood & Company LLC ("Harlingwood") since January 1997. From 1992 to December 1996, Mr. White was President of MedTrans ("MedTrans"), a division of Laidlaw, Inc., where he successfully led the implementation of an acquisition program focused on consolidating and improving profitability within the ambulance services industry.

     David A. Higson has been Executive Vice President of the Company since February 1998, Chief Financial Officer and Secretary since May 1997 and a director since June 1998 and was Senior Vice President from May 1997 to February 1998. From June 1993 to April 1997, he was Senior Vice President-Administration and Financial Operations of MedTrans where he successfully assisted in implementing an acquisition program focused on consolidating and improving profitability within the ambulance services industry.

     Cary A. Sarnoff has been Vice Chairman of the Company since November 1994. In June 1998, he was appointed to the additional position of Senior Vice President of West Coast Operations for the Company. Prior thereto, Mr. Sarnoff was President of Sarnoff Deposition Service, Inc. ("SDS"), a court reporting firm acquired by the Company in 1994. Mr. Sarnoff has more than 25 years experience in the court reporting industry.

     Mortimer R. Feinberg, Ph.D., has served as a director of the Company since its incorporation. He is the co-founder of BFS Psychological Associates, Inc., a human resources consulting firm, and has served as Chairman of its Board of Directors since 1960. Dr. Feinberg is Professor Emeritus, Baruch College, City University of New York and is a frequent contributor to the WALL STREET JOURNAL on human resources and other business topics.

     Gary L. Monroe has served as a director of the Company since June 1998. Mr. Monroe has been the Chairman of the Board of Lason, Inc. ("Lason"), an integrated outsourcing services company, since 1998, Chief Executive Officer since February 1996, President since April 1997 and a director since he joined Lason in September 1995. From September 1995 to February 1996, Mr. Monroe served as Executive Vice President of Lason. From May 1992 to September 1995, Mr. Monroe served as President of Kodak Imaging Services, Inc., a subsidiary of Eastman Kodak Co.

     Joseph P. Nolan has served as a director of the Company since October 1996. Mr. Nolan is a Principal of GTCR Golder Rauner, LLC and has been a Principal of Golder, Thoma, Cressey, Rauner, Inc. ("GTCR Inc."), which is a general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR"), since July 1996. Mr. Nolan joined GTCR Inc. in February 1994. From May 1990 to January 1994, Mr. Nolan served as Vice President Corporate Finance at Dean Witter Reynolds Inc. Mr. Nolan is also a director of Lason and Province Healthcare, Inc.

     Bruce V. Rauner has served as a director of the Company since October 1996. Mr. Rauner is the Managing Principal of GTCR Golder Rauner, LLC and has been a Principal of GTCR Inc. for more than five years prior to the date hereof. Mr. Rauner is also a director of Lason, Polymer Group, Inc., Coinmach Laundry Corporation, Province Healthcare, Inc. and Metamor Worldwide, Inc.

     Mr. White has agreed to resign as a director of the Company at any time upon the request of GTCR. All other directors will hold office until the next annual meeting of stockholders and until the election and qualification of their successors, or until death, resignation or removal.

     The Board of Directors of the Company has two standing committees: a Compensation Committee and an Audit Committee. The Compensation Committee, consisting of Messrs. Feinberg and Nolan, reviews and recommends the compensation arrangements for management of the Company and administers the Plan. The Audit Committee, consisting of Messrs. Feinberg and Nolan, among other things, recommends the accounting firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants.

     During the fiscal year ended December 31, 1997, there were ten meetings of the Board of Directors, one meeting of the Compensation Committee and one meeting of the Audit Committee. Each incumbent director of the Company attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and committees thereof on which such director served, except for Mr. Rauner, who attended four of the meetings of the Board of Directors.

     The Company is not aware of any family relationship between any director, executive officer or person nominated to become a director or executive officer.

DIRECTOR COMPENSATION

     Compensation for directors who are not officers of the Company is $1,250 per meeting, plus reimbursement for any out-of-pocket expenses incurred in connection with attending such meetings. In addition, each current outside director has received, and each outside director upon election to the Board of Directors will receive, options pursuant to the Plan to purchase 10,000 shares of Common Stock of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company or accrued for services rendered in all capacities during the fiscal year ended December 31, 1997, to the Company's Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000:



                                            SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                  ANNUAL
                                                COMPENSATION                          AWARDS              PAYOUTS
                                                             OTHER ANNUAL      RESTRICTED     OPTIONS                   ALL OTHER
                                       BASE                  COMPENSATION     STOCK AWARDS      SARs     LTIP PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY      BONUS($)       ($)             ($)           (#)           ($)            ($)

Malcolm L. Elvey..........    1997    $200,043       --           --              --         100,000         --             --
 Chairman                     1996     194,595    $115,000        --              --          50,000         --             --
                              1995     166,431       --           --              --            --           --             --

David A. White............    1997     174,791       --           --              --         250,000         --             --
 Chief Executive Officer(1)

Cary A. Sarnoff...........    1997     191,675       --           --              --          75,000         --             --
 Vice Chairman                1996     190,436       --           --              --          50,000         --             --
                              1995     160,629       --           --              --            --           --             --

David A. Higson...........    1997      93,750      13,000        --              --         125,000         --             --
 Senior Vice President (2)

David J. Feldman..........    1997     229,890       --           --              --            --           --             --
 Prwesident(3)                1996     188,927     358,665        --              --          50,000         --             --
                              1995     161,335     238,543        --              --            --           --             --

Debra Neiderfer...........    1997     183,175      20,000        --              --            --           --             --
 Vice President               1996     115,967      48,666        --              --           5,000         --             --
                              1995      82,660      18,650        --              --            --           --             --


--------------------

(1)  Amounts were paid to Harlingwood. See "Certain Relationships and Related
     Transactions."
(2)  Represents compensation for the partial year from May 15, 1997.
(3)  Mr. Feldman resigned as President in May 1997.


EMPLOYMENT AND RELATED AGREEMENTS


     Malcolm L. Elvey is employed under an employment agreement which expires May 1999 and is automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days notice prior to the renewal date. Mr. Elvey receives an annual salary of $203,187, which is subject to cost of living increases. Mr. Elvey is also entitled to an annual bonus ranging from 3% of pre-tax earnings of the Company in excess of $750,000 to 15% of pre-tax earnings of the Company in excess of $2,500,000; provided, however, that the bonus will not exceed 100% of Mr. Elvey's annual salary. In the event the Company consummates any acquisitions, these pre-tax earnings levels are increased by 70% of the net income before taxes of the acquired business, excluding any extraordinary items of gain or loss (which amount is prorated for the portion of any year in which the acquired business operations are consolidated with the Company's). The employment agreement terminates upon the death or permanent disability of Mr. Elvey or for cause. Cause is defined as a material breach of the employment agreement by Mr. Elvey, his gross negligence or willful misconduct in the performance of his duties, his dishonesty to the Company, conviction of a felony or excessive absenteeism unrelated to a disability. In addition, Mr. Elvey has agreed not to compete with the Company for a period of two years following the termination of his employment with the Company.

     David A. White is employed under a one-year agreement which expires June 1999 at an annual salary of $250,000 and is automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days notice prior to the renewal date. If the agreement is not renewed by the Company, the Company has agreed to pay to Mr. White six months of severance pay. Mr. White's employment agreement contains termination provisions which are substantially the same as those of Mr. Elvey's employment agreement. Mr. White has agreed not to compete with the Company for a period of one year following the termination of his employment with the Company.

     In connection with the acquisition of SDS, on June 22, 1994, the Company entered into an employment agreement with Cary A. Sarnoff which expires in June 1999 and is automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days prior notice. Mr. Sarnoff receives an annual salary at the rate of $196,467, which is subject to cost of living increases. Mr. Sarnoff's employment agreement contains termination provisions which are substantially the same as those of Mr. Elvey's employment agreement. Mr. Sarnoff has agreed not to compete with the Company for a period of two years following the termination of his employment with the Company.

     David J. Feldman had been employed as President and Chief Operating Officer of the Company from September 1993 until his resignation effective May 1, 1997. Under his employment agreement, Mr. Feldman received an annual salary at the rate of $229,890. Mr. Feldman was also entitled to receive an annual bonus of 4.25% of total annual revenues of the Company in excess of $4,200,000 and 5% of total annual revenues of the Company in excess of $9,000,000, as adjusted for subsequent acquisitions by the Company. During the first two years, Mr. Feldman was entitled to a minimum bonus of $175,000 per year and during the third and fourth years was entitled to a minimum bonus of $225,000 per year. In connection with the resignation, the Company agreed to pay to Mr. Feldman the aggregate amount of $641,035, payable as follows: (a) from May 1, 1997 through March 31, 1998, the amount of $22,185 per month; (b) for the period April 1, 1998 through September 30, 1998, the amount of $6,000 per month; (c) on August 15, 1997, the amount of $161,000; (d) on November 15, 1997, the amount of $150,000; and (e) on May 1, 1997 through September 30, 1997, the amount of $10,000 per month. On May 1, 1997 through September 30, 1998, Mr. Feldman was paid the amount of $1,500 per month in connection with conducting monthly sales meetings. Mr. Feldman had also agreed to make himself available to the Company through September 30, 1998 for consulting services for which he was entitled to additional compensation at the rate of $2,000 per day (or portion thereof). All heretofore unvested options to purchase Common Stock held by Mr. Feldman became vested on September 30, 1998 and will continue to be exercisable until the first to occur of two years from his ceasing to be a director of the Company or ten years from the respective dates the options were granted. Mr. Feldman had agreed not to compete with the Company through September 30, 1998.

     David A. Higson is employed under a one-year agreement which expires June 1999 at an annual salary of $175,000 and is automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days notice prior to the renewal date. If the agreement is not renewed by the Company, the Company has agreed to pay Mr. Higson six months severance pay. Mr. Higson's employment agreement contains termination provisions which are substantially the same as those of Mr. Elvey's employment agreement. Mr. Higson has agreed not to compete with the Company for a period of one year following the termination of his employment with the Company.

     The Company has entered into change in control agreements with Messrs. Elvey, Higson, Sarnoff and White and its other key executive officers, which provide that if the executive's employment is terminated within six months after a change in control of the Company, or the executive terminates employment within such six month period of time, then the executive shall be entitled to a lump sum severance payment and all of the executive's options, if any, which are not then vested shall immediately vest. The lump sum severance payment for Messrs. Higson and White is 150% of base salary and bonus at the time of termination and for the other executives is 100% of base salary and bonus at the time of termination. At June 1, 1998 and based on salary levels currently in effect, in the event of a change in control, Messrs. Elvey, Higson, Sarnoff and White would have been entitled to receive a lump sum of $203,187, $262,500, $196,467 and $375,000, respectively. The agreements have a one year term, but will be automatically renewed for successive one year terms unless terminated at least 60 days prior to June 30th of any year and prior to a "change in control." If the payments to be received under the agreements would not be deductible for tax purposes by the Company as a result of such payment constituting an excess parachute payment, the payment would be reduced to an amount which would make the entire payment deductible for tax purposes. As used in the agreements, change in control means a person or a group of persons becomes the beneficial owner of more than 30% of the Company's Common Stock, stockholders approve a merger of the Company into another entity or a sale of substantially all of the Company's assets or a change in the composition of a majority of the members of the Board of Directors.

STOCK OPTION PLAN

     In February 1993, the Board of Directors of the Company adopted the 1993 Stock Option Plan, which was approved by all stockholders of the Company. The Plan was amended in June 1998 to increase the number of options which may be granted thereunder from 2,000,000 to 3,500,000 shares of Common Stock and to provide for members of the Compensation Committee to be eligible to receive grants of stock options under the Plan, subject to stockholder approval. Both incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options may be granted under the Plan.

     The Plan is administered by the Compensation Committee of the Board of Directors, which may grant options to key employees and directors of and consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock at the date of grant. The options generally vest over a three-year period, commencing one year following their issuance.

     The table below sets forth information regarding the grant of stock options made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1997.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)


                                               PERCENT OF                                            POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF         TOTAL                                                  ASSUMED ANNUAL RATES
                                 SECURITIES    OPTIONS/SARs                                                 OF STOCK PRICE
                                 UNDERLYING     GRANTED TO      EXERCISE OR                                  APPRECIATION
                                OPTIONS/SARs    EMPLOYEES IN     BASE PRICE      EXPIRATION                FOR OPTION TERM($)
NAME                             GRANTED(#)     FISCAL YEAR       ($/SH)           DATE                 5%                  10%

Malcolm L. Elvey..........         100,000        14.33%            $3.75          6/2007            $420,056            $862,923
David A. White(1).........         150,000        21.49%            $9.00          2/2007                   0             447,936
                                   100,000        14.33%            $3.75          6/2007             407,128             823,624
David J. Feldman..........               0         ----             ----            ----                    0                   0
Cary A. Sarnoff...........          75,000        10.24%            $3.75          6/2007             315,042             647,192
David A. Higson...........         100,000        14.33%            $3.50          5/2007             448,288             897,747
                                    25,000         3.58%            $3.75          6/2007             105,014             215,731
Debra Neiderfer...........               0         ----             ----            ----                    0                   0

--------------

(1) These options were granted to Harlingwood.

     The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 1997 and outstanding options at December 31, 1997.

                     AGGREGATED OPTION/SAR EXERCISES IN 1997
                     AND DECEMBER 31, 1997 OPTION/SAR VALUES

                                                                                                        VALUE OF UNEXERCISED
                                                                       NUMBER OF SECURITIES                  IN-THE-MONEY
                                    SHARES                            UNDERLYING UNEXERCISED                  OPTIONS/SARs
                                   ACQUIRED                              OPTIONS/SARs at                           AT
                                      ON             VALUE              DECEMBER 31, 1997                  DECEMBER 31, 1997
NAME                               EXERCISE         REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE

Malcolm L. Elvey......                   0             ----          141,666         133,334         $158,332           $191,668
David A. White(1).....             100,000          $212,500               0         150,000             ----                  0
David J. Feldman......                   0             ----           91,666          33,334          108,332             66,668
Cary A. Sarnoff.......                   0             ----           16,666         108,334           33,332            160,418
David A. Higson.......                   0             ----                0         125,000             ----            181,250
Debra Neiderfer.......                   0             ----           51,666           3,334           53,540              7,085

---------------

(1) These options were granted to, and exercised by, Harlingwood.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of Common Stock at June 30, 1998 by (i) each person known by the Company to beneficially own more than five percent of outstanding Common Stock, (ii) each director of the Company, (iii) each of the most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group. Except as noted below, each person or entity has sole voting and investment power with respect to all shares listed as owned by such person or entity. Unless otherwise indicated, the address of each person who is known by the Company to own beneficially 5% or more of the Common Stock listed below is c/o Esquire Communications Ltd., 750 B Street, Suite 2350, San Diego, California 92101.

Name and Address                          NUMBER              PERCENT OF CLASS

Malcolm L. Elvey(1)                       879,000                     9.6%
 216 East 45th Street
 New York, NY 10017

The Sarnoff Trust(2)                      750,000                     8.5%
 2100 Broadway
 Santa Ana, CA 92706

David J. Feldman(3)                       625,900                     7.0%
 216 East 45th Street
 New York, NY 10017

Allied Investment Corporation(4)          625,000                     6.6%
Allied Investment Corporation II
Allied Capital Corporation II
 1666 K Street
 Washington, DC 20006

CMNY Capital, L.P.(5)                     472,500                     5.4%
 135 E. 57th Street
 New York, NY 10022

Mortimer R. Feinberg                      ---                         ---

Gary L. Monroe                            ---                         ---

Golder, Thoma, Cressey, Rauner Fund     7,312,500                    45.4%
IV, L.P. (6)

Joseph P. Nolan (6)                       ---                        ---

Bruce V. Rauner (6)                       ---                        ---

Cary A. Sarnoff(7)                        957,780                    10.6%

Harlingwood & Company LLC(8)              700,000                     7.6%

David A. White(8)                         700,000                     7.6%

David A. Higson(9)                        300,000                     3.3%

Debra Neiderfer(10)                        77,000                       *

All directors and executive             3,385,307                    33.0%
officers as a group (12 persons)(11)

------------------

*    Less than 1%

(1) Includes options to purchase 315,000 shares of the Company's Common Stock granted to Mr. Elvey under the Plan.
(2) The Sarnoff Trust is a revocable trust of which Cary A. Sarnoff and his wife, Michelle A. Sarnoff, are settlors, trustees and beneficiaries.
(3) Includes options to purchase 125,000 shares of the Company's Common Stock granted to Mr. Feldman under the Plan.
(4) These entities in the aggregate own warrants to purchase an aggregate of 625,000 shares of Common Stock at an exercise price of $2.90 per share, subject to adjustment.
(5) Robert Davidoff and Edwin Marks are the general partners of CMNY Capital, L.P. and may be deemed to control it.
(6) GTCR is the direct owner of 21,937.50 shares of Series A Convertible Preferred Stock which are convertible into 7,312,500 shares of Common Stock. GTCR IV, L.P., a limited partnership, is the general partner of GTCR and GTCR Inc. is the general partner of GTCR IV, L.P. As such they may be deemed to be the indirect beneficial owners of such securities. Messrs. Nolan and Rauner are principals of GTCR Inc.
(7) Includes shares owned by The Sarnoff Trust and options to purchase 200,000 shares of Common Stock granted to Mr. Sarnoff under the Plan. See Note (2).
(8) Mr. White is an officer of Harlingwood. Includes 350,000 shares owned by Harlingwood and options to purchase 350,000 shares of Common Stock owned by Harlingwood.
(9) Consists of options to purchase 300,000 shares of Common Stock of the Company granted to Mr. Higson under the Plan.
(10) Includes options to purchase 55,000 shares of Common Stock of the Company.
(11) Includes options to purchase 1,460,000 shares of Common Stock of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and holders of more than ten percent are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the year ended December 31, 1997, its executive officers, directors and holders of more than ten percent complied with all applicable Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between members of the Company's Board of Directors or the Compensation Committee or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since June 1994, the Company has leased its Santa Ana, California office from an affiliate of Cary A. Sarnoff. The lease expires in August 2008. The Company believes the terms of the lease are comparable to market terms. At December 31, 1997, Mr. Sarnoff no longer had an interest in the premises.

     For as long as The Sarnoff Trust owns 20% or more of the Common Stock issued in connection with the acquisition of SDS, the Company has agreed to nominate, recommend and use its best efforts to have Mr. Sarnoff elected as a director of the Company.

     On October 23, 1996, the Company entered into a Purchase Agreement, as amended (the "Purchase Agreement"), pursuant to which the Company sold to GTCR and Antares Leveraged Capital Corp. (collectively, the "Investors") 21,937.5 and
562.5 shares of Series A Convertible Preferred Stock, respectively, for an aggregate purchase price of $22.5 million. In addition, in January 1998, the Investors were given the further right on or prior to December 2, 1999 to acquire up to 5,000 shares of Series B Convertible Preferred Stock at a price of $1,000 per share. In June 1998, GTCR acquired an option to acquire up to an additional 2,500 shares of Series B Convertible Preferred Stock at a price of $1,000 per share, which stock is convertible into an aggregate of 416,667 shares of Common Stock at a conversion price of $6.00 per share.

     The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a conversion price of $3.00 per share (subject to anti-dilution adjustments) and bears cumulative annual dividends at the rate of 6% ($60.00) per annum. The holders of Series A Convertible Preferred Stock have a liquidation preference of $1,000 per share, plus accrued dividends. Holders of Series A Convertible Preferred Stock have the right to vote together with the holders of Common Stock and are entitled to one vote for each whole share of Common Stock into which the Series A Convertible Preferred Stock is convertible (presently 333 1/3 votes per share). GTCR was granted various rights to ask for registration under the Securities Act of 1933, as amended (the "Securities Act") of any shares of Common Stock acquired by it upon conversion of the Series A Convertible Preferred Stock. Without the consent of the holders of a majority of the Series A Convertible Preferred Stock, the Company may not take various actions, including paying dividends on capital stock if there are any accrued but unpaid dividends on the Series A Convertible Preferred Stock, issuing any equity securities which are senior to or on a parity with the Series A Convertible Preferred Stock, merging with another entity, selling or otherwise disposing of all or substantially all its assets, or acquiring other entities. In addition, the Company may not issue in a private offering any equity securities without first offering the holders of Series A Convertible Preferred Stock the right to acquire their pro rata share. In connection with the Purchase Agreement, the Investors and Malcolm L. Elvey, Chairman of the Board of the Company, Cary A. Sarnoff, Vice Chairman of the Company, David J. Feldman, former President of the Company, CMNY Capital L.P. and Allied Investment Corporation, Allied Investment Corporation II and Allied Capital Corporation II (collectively, "Allied") entered into a Stockholder's Agreement dated as of October 23, 1996, as amended (the "Stockholder's Agreement"), pursuant to which
(a) the parties agreed to vote their shares to elect as directors four representatives designated by management, two representatives designated by GTCR and four representatives jointly designated by GTCR and management; provided, however, that if they are unable to agree on such joint designees within 90 days, then GTCR may elect the joint designees; (b) management granted to the other stockholders rights of first refusal to acquire their shares if they desire to sell the same, subject to exceptions for public sales and for transfers to family members; and (c) if the Company's Board of Directors approves a sale of the Company's assets or capital stock (whether by merger or otherwise), each stockholder other than Allied and CMNY Capital L.P. agreed to consent to such transaction.

     The Series B Convertible Preferred Stock is identical to the Series A Convertible Preferred Stock except that it is junior to the Series A Convertible Preferred Stock, has a conversion price of $6.00 per share and has 166 2/3 votes per share.

     SDS was a party to an agreement with Edward Sarnoff, the father of Cary Sarnoff, pursuant to which SDS agreed to pay to Edward Sarnoff, in the event of the sale of SDS, the amount of $1.0 million payable in equal monthly installments over a period of five years. In connection with the Company's acquisition of SDS, the Company assumed the obligations of SDS under this agreement.

     In February 1997, the Company entered into a management agreement with Harlingwood, pursuant to which Harlingwood provided management services to the Company. This agreement terminated effective upon the Company entering into an employment agreement with Mr. White. Mr. White fulfilled Harlingwood's obligations under the management agreement. In connection with the management agreement, the Company granted options to Harlingwood to purchase 150,000 shares of Common Stock at an exercise price of $9.00 per share and sold to Harlingwood 250,000 shares of Common Stock at a price of $3.125 per share, which purchase price was paid by Harlingwood issuing to the Company a promissory note in the principal amount of $781,250, bearing interest at the rate of 7% per annum. The note is secured by a pledge of the shares and is payable in full on April 15, 2001. The shares and options vest 25% on February 13, 1998 and ratably over a three year period of time subsequent thereto. On December 15, 1997, Harlingwood exercised options to purchase 100,000 shares of Common Stock at an exercise price of $3.75 per share and delivered to the Company in payment of the exercise price a promissory note in the principal amount of $375,000, bearing interest at the rate of 7% per annum. The note is secured by a pledge of the shares and is payable in full on December 15, 2001. As the result of the foregoing, at December 31, 1997, Harlingwood was indebted to the Company in the principal amount of $1,156,250. In May 1998, the Company granted to Harlingwood options to purchase 200,000 shares of Common Stock at an exercise price of $6.00 per share. The Company has agreed to loan to Harlingwood any funds needed to pay the exercise price in connection with the exercise of the options. During 1997, the Company paid to Harlingwood $45,000 for services rendered in connection with an acquisition.

     The Company has engaged Harlingwood Partners, L.P., a partnership of which Mr. White is a principal ("Harlingwood Partners"), to provide acquisition services for acquisitions other than in the court reporting area. Harlingwood Partners will be entitled to a fee of 1% of value of each completed transaction. In connection with the acquisitions of A-L Associates and A-L Attorneys on Assignment in May 1998 and Gregory & Gregory Associates and Gregory & Gregory Staffing in August 1998, Harlingwood Partners is entitled to receive total fees of $162,500.

     In connection with the Company's acquisition of Gregory & Gregory Associates and Gregory & Gregory Staffing in August 1998, GTCR has guaranteed the repayment of a $2.5 million overadvance made to the Company under the Company's credit agreement and received a fee of $125,000 in consideration of such guarantee. If GTCR is required to make a payment under its guarantee, it will receive a new series of convertible preferred stock of the Company which will be identical to the Series B Convertible Preferred Stock except that it will have a conversion price equal to the average of the closing prices of a share of Common Stock for the 20 days prior to issuance. The liquidation value of this new series will equal the amount of the payment required to be made by GTCR. In addition, if a public offering is not consummated by the Company by October 31, 1998, GTCR will convert its option to acquire 7,500 shares of Series B Convertible Preferred Stock into Common Stock at a conversion price equal to the average of the closing prices of a share of Common Stock for the 20 days prior to conversion. Upon repayment of the overadvance, the GTCR guarantee will be terminated.

                              2. PROPOSAL TO AMEND
                           THE 1993 STOCK OPTION PLAN

     In February, 1993, the Board of Directors of the Company adopted the Plan, which was approved by all stockholders of the Company. In January 1994, the Board of Directors amended the Plan, which amendment was approved by stockholders, to increase the number of options (the "Options") which may be granted thereunder from 250,000 to 450,000 shares of Common Stock. In November 1994, the Board of Directors amended the Plan, which was approved by stockholders, to increase the number of Options which may be granted thereunder from 450,000 to 600,000 shares of Common Stock. In June 1997, the Board of Directors amended the Plan, which was approved by stockholders, to increase the number of Options which may be granted thereunder to 2,000,000 shares of Common Stock. In June 1998, the Board of Directors amended the Plan to increase the number of Options which may be granted thereunder from 2,000,000 to 3,500,000 shares of Common Stock and to provide for members of the Compensation Committee to receive grants of Options, subject to stockholder approval. Incentive stock options, intended to qualify under Section 422 of the Code, and nonqualified stock options may be granted under the Plan. The following is a summary of the material provisions of the Plan.

PURPOSE

     The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Company and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its subsidiaries to attract and retain desirable personnel, directors and other service providers. The purpose of the amendment is (a) to increase the number of options available which may be granted under the Plan from 2,000,000 to 3,500,000 shares of Common Stock and (b) to provide for members of the Compensation Committee to be eligible to receive grants of Options under the Plan, to enhance the ability of the Company to further the general purposes of the Plan. For the purposes of this Proposal 2, all references to the Company include all subsidiaries of the Company, unless the context otherwise requires.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors, which for the purposes of the Plan must consist of two or more directors of the Company, each of whom must be a "disinterested person" within the meaning of Rule 16b-3(c)(2) under the Exchange Act. The Compensation Committee may grant options to key employees and directors of and consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock. The options generally vest over a three-year period, commencing one year following their issuance.

     Determinations of the Compensation Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options are final. The Compensation Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it deems desirable to effectuate their purpose.

MAJOR PROVISIONS OF THE PLAN

     TYPES OF OPTIONS TO BE GRANTED. Under the Plan, the Compensation Committee may grant either an "incentive stock option" within the meaning of Section 422 of the Code or options which do not satisfy Section 422 of the Code ("non-qualified stock options"). Options with respect to which no designation is made by the Compensation Committee are deemed to be incentive stock options. No option which is intended to qualify as an incentive stock option may be granted under the Plan to any individual who, at the time of such grant, is not an employee of the Company.

     ELIGIBILITY. The potential recipients of Options under the Plan are directors of the Company, key employees of the Company, as determined by the Compensation Committee, and consultants and independent contractors used by the Company (collectively, the "Eligible Participants") each individually as determined by the Compensation Committee in its sole discretion. At September 1, 1998, approximately 100 persons were eligible to participate in the Plan. No Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company, unless the exercise price under such Option is at least 110% of the fair market value of a share of Common Stock on the date such Option is granted and the duration of such Option is no more than five years.

     SHARES OF COMMON STOCK SUBJECT TO THE PLAN. The Board of Directors proposes for stockholder approval that the Plan be amended so that the number of shares of Common Stock that may be the subject of Options may not exceed 3,500,000 in the aggregate, which Common Shares may be held in treasury or authorized but unissued. If any Option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be made subject to Options under the Plan.

     GRANT OF OPTIONS. The Compensation Committee, in its sole discretion (subject to the Plan) determines the number of shares of Common Stock subject to each Option granted to any Eligible Participant under the Plan. The terms of the Plan do not prohibit the issuance of Options at different times to the same Eligible Participant.

     OPTION EXERCISE PRICE AND DURATION. The Compensation Committee fixes the price per share of the Common Stock to be purchased pursuant to the exercise of any Option, which in any event, may not be less than the Fair Market Value (as defined in the Plan) of a share of Common Stock on the day on which the Option is granted. The Compensation Committee fixes the duration of an Option up to a maximum of ten years from the date of grant.

     CONSIDERATION FOR OPTIONS. The Company must obtain such consideration for the grant of an Option as the Compensation Committee in its discretion may request.

     EXERCISE OF OPTIONS. An Option, once granted, will be exercisable by the holder (or if deceased, by his estate) at such rate and times as may be fixed by the Compensation Committee, but in no event may any Option be exercised until at least six months after the date upon which the Option was granted except upon
(i) the holder's retirement on or after his 65th birthday, (ii) the disability or death of the holder (subject to the provisions on termination of employment), or (iii) under special circumstances which in the opinion of the Compensation Committee warrant special consideration. Options may not be transferred nor assigned by the holder.

     TERMINATION OF OPTIONS. Options terminate at the end of the tenth business day following the holder's cessation of service as an employee, director, consultant or independent contractor. This period is extended to three months in the case of the holder's retirement on or after attaining age 65 or disability, and to six months in the case of the holder's death (in which case the Option is exercisable by the holder's estate). If the employment or service of an Option holder is terminated due to a violation of his duties, the Option terminates immediately.

     PAYMENT FOR AND ISSUANCE OF SHARES. Payment for the shares purchased pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, in cash, by check, by delivery of previously-owned shares of Common Stock (beneficially owned for at least six months and valued at their Fair Market Value as of the date of the exercise), or by such other methods as the Compensation Committee may permit from time to time. The Plan contains standard provisions to assure that any exercise of an Option or the issuance of shares pursuant thereto will not violate applicable securities and income tax withholding laws.

     ADJUSTMENT OF SHARES. The Plan contains usual anti-dilution provisions in the event of certain corporate transactions.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors or the Compensation Committee may at any time withdraw or from time to time amend the Plan and any Options not theretofore granted. With respect to any outstanding Option, the Board of Directors or the Compensation Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares of Common Stock issuable under Options or change the class of employees to whom Options may be granted shall be subject to the approval of the Stockholders of the Company within one year of such amendment. No Option shall be granted under the Plan after February 25, 2003.

FEDERAL INCOME TAX CONSIDERATIONS

     The following description of certain federal income tax consequences of transactions under the Plan is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not address all the tax consequences that may be relevant to a particular participant. Each participant may wish to discuss specific questions with his own tax adviser or attorney. In addition, there may be tax considerations under state and local laws applicable to participants.

     INCENTIVE STOCK OPTIONS. An employee will not recognize income upon the grant or exercise of an incentive stock option. If an employee disposes of the shares acquired upon exercise of an incentive stock option at least two years after the date the Option was granted and at least one year after the date the shares are transferred to him upon the exercise of an Option (the "One-Year, Two-Year Requirement"), the employee will realize long-term capital gain in an amount equal to the excess, if any, of his selling price for the shares over the exercise price. In such case, the Company will not be entitled to any tax deduction. Depending on the holding period of the shares, such capital gain may be long-term gain or, with respect to transactions after December 31, 2000, qualified 5-year gain. If an employee disposes of the shares acquired upon the exercise of an incentive stock option before the One-Year, Two-Year
Requirements are met, any gain realized will be taxable at such time as follows:
(1) as ordinary income to the extent of the difference between the Option exercise price and the lesser of (a) the fair market value of the shares on the date the shares were transferred to him or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as long-term or short-term capital gain depending upon the employee's holding period. In such case, the Company may claim an income tax deduction for the amount taxable to the employee as ordinary income. The difference between the fair market value of the shares at the time the incentive stock option is exercised and the exercise price will constitute an item of adjustment, for purposes of determining the employee's alternative minimum taxable income, and as such may under certain circumstances be subject, in the year in which the Option is exercised, to the alternative minimum tax.

     If an individual uses shares of Common Stock of the Company that he owns to pay, in whole or in part, the exercise price under an incentive stock option,
(a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his basis in the surrendered shares, and
(c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in any additional shares received over and above the exchanged shares, and the employee's holding period for such shares shall begin on the date such shares are acquired. However, if an employee tenders shares acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such shares for purposes of the One-Year, Two-Year Requirement applicable to incentive stock options and such tender will be treated as a taxable exchange if such holding period has not been met.

     NON-QUALIFIED STOCK OPTIONS. A holder will not recognize any income at the time a non-qualified stock option is granted. If the employee is not a director, officer, or principal stockholder (i.e., an owner of more than ten percent of the Common Stock of the Company), he will recognize ordinary income at the time he exercises a non-qualified stock option in a total amount equal to: (1) in the case of Options which the employee exercises with cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of Options which an employee exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the fair market value of the number of shares surrendered upon such exercise.
Section 83 of the Code generally provides that if a director, officer, or principal stockholder receives shares pursuant to the exercise of a non-qualified stock option, he is not required to recognize income until the date on which he can sell such shares at a profit without being subject to liability under Section 16(b) of the Exchange Act. In general, pursuant to regulations under Section 16(b) of the Exchange Act the restriction on selling such shares at a profit will be considered to have lapsed six months after the later of the original grant date of the option or the option holder's intervening purchase of shares or other equity securities of the Company in a transaction that is subject to the short-swing profit recovery provisions of
Section 16(b) of the Exchange Act. Alternatively, a director, officer or principal stockholder who would not otherwise be subject to tax on the value of his shares as of the date they were acquired can file a written election, within 30 days after the shares are transferred to him, pursuant to Section 83(b) of the Code, to be taxed as of the date of transfer. Any subsequent appreciation in the value of shares will be taxed when the shares are sold, as either long-term, short-term or qualified 5-year capital gain. In either case, the director, officer, or principal stockholder would recognize income equal to the amount by which the fair market value, at the time the income is required to be recognized, of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares.

     All income recognized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction (if applicable tax withholding rules are satisfied) for the amount taxable to a holder in the same year as those amounts are taxable to a holder. Shares issued upon the exercise of a non-qualified stock option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, a holder's holding period will commence from the date such shares are issued to him, and his basis in such shares will equal their fair market value as of that date, but the holding period of a director, officer, or principal stockholder begins on the date he recognizes income with respect to such shares, and his basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If an individual uses shares of Common Stock that he owns to exercise a non-qualified stock option, (a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the holder's basis in such exchanged shared will be the same as his basis in the surrendered shares, and (c) no gain or loss will be recognized by the holder on the exchange of the surrendered shares for the exchanged shares.

     SECTION 280G OF THE CODE. In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his Base Salary (as hereinafter defined), then any amount received in excess of Base Salary shall be considered an "excess parachute payment." An individual's Base Salary is equal to his average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment (and the Company will not be allowed any deduction which might otherwise have been allowed for such excess payment). If the taxpayer establishes, by clear and convincing evidence, that the amount received is reasonable compensation for past or future services, all or a portion of such amount shall be deemed not to be an excess parachute payment.

     Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an Option within one year of the change in control or the acceleration of an Option because of a change in control may be considered a parachute payment, in an amount equal to the value of the Option or the value of the accelerated portion of the Option, as the case may be. Pursuant to proposed regulations, the acceleration of a non-qualified stock option because of a change in control will be considered a parachute payment. Even if the grant of an Option, if any, within one year of the change in control or the acceleration of an Option, if any, is not a parachute payment for purposes of Section 280G, the exercise of an Option granted within one year of the change in control or the exercise of the accelerated portion of an Option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the Option over the exercise price. Payments received for the cancellation of an Option, if any, because of a change in control may also result in parachute payments.

OPTIONS GRANTED

     Pursuant to the Plan, all current directors and executive officers as a group have been granted Options for a total of 1,389,000 shares and all employees as a group have been granted Options for a total of 418,218 shares. On September 23, 1998 the closing price of the Company's Common Stock on the Nasdaq SmallCap Market was $4.00 per share.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of a majority of the voting power of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting is required for approval of the amendments to the Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE PLAN.

                3. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                      TO EFFECT A ONE-FOR-TWO REVERSE STOCK
                     SPLIT AND TO INCREASE THE PAR VALUE OF
                      SHARES OF THE COMPANY'S COMMON STOCK

     The Board of Directors of the Company has adopted resolutions to approve, and to submit to stockholders for approval, a reverse stock split of the Company's outstanding shares of Common Stock, $.01 par value ("Old Common Stock"), on the basis of one new share of Common Stock for each two shares of presently outstanding Common Stock and an increase in the par value of the Common Stock from $.01 to $.02 per share. The foregoing actions would be effected by an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation").

     Assuming the proposed amendment to the Certificate of Incorporation effecting the reverse stock split of shares of Old Common Stock and changing the par value of the Common Stock is approved, a Certificate of Amendment amending the Certificate of Incorporation will, subject to the discretion of the Board of Directors, be filed with the Secretary of State of the State of Delaware as promptly as practicable thereafter. The amendment and the proposed reverse stock split would become effective as of the date of such filing (the "Effective Date").

GENERAL

     The Company is presently authorized to issue 100,000,000 shares of Old Common Stock, of which 9,493,957 shares were outstanding, 183,500 shares were held in treasury and 12,361,218 shares were reserved for issuance at September 30, 1998. If this Proposal 3 is approved, the Company will have 100,000,000 shares of Common Stock, $.02 par value ("New Common Stock"), authorized, of which approximately 4,746,978 shares will be outstanding, 91,750 shares will be held in treasury and 6,180,609 shares will be reserved for issuance.

     In addition to Common Stock, the Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.01 par value. At September 30, 1998, there were issued and outstanding 22,500 shares of Series A Convertible Preferred Stock. The authorized and outstanding number of shares of preferred stock, and the par value thereof, will not change as a result of this Proposal 3.

PRINCIPAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT

     Based upon the 9,493,957 shares of Old Common Stock outstanding on September 30, 1998, the proposed one-for-two reverse stock split would decrease the outstanding shares of Common Stock by 50%, and thereafter 4,746,978 shares of New Common Stock would be outstanding. The proposed reverse stock split will not affect any common stockholder's proportionate equity interest in the Company, subject to the provisions relating to the elimination of fractional shares as described below.

     At September 30, 1998, there were outstanding options to purchase an aggregate of 1,807,218 shares of Old Common Stock under the Plan and an aggregate of 1,514,367 shares were available for grant under the Plan, subject to approval by stockholders of Proposal 2 herein. The Plan provides automatic adjustment in the event of a reverse stock split so that the amount of shares issuable upon exercise of outstanding options and the number of shares available for grant will be reduced to one-half of the amount issuable prior to the Effective Date, and the exercise prices would be two times the present exercise prices. In addition to the foregoing options granted pursuant to the Plan, at September 30, 1998, there were outstanding options to purchase 580,000 shares of Old Common Stock granted in connection with completed acquisitions. These options will also be adjusted such that on the Effective Date they will be exercisable for 290,000 shares of New Common Stock and the exercise prices would be two times the present exercise prices.

     Each share of Series A Convertible Preferred Stock is presently convertible into 333 1/3 shares of Old Common Stock. Accordingly, based upon 22,500 shares of Series A Convertible Preferred Stock outstanding on September 30, 1998, 7,500,000 shares of Old Common Stock were reserved for issuance at such date. Pursuant to the provisions of the Certificate of Amendment authorizing the issuance of the Series A Convertible Preferred Stock, on the Effective Date, each share of Series A Convertible Preferred Stock will become convertible into 166 2/3 share of Common Stock. Based upon 22,500 shares of Series A Convertible Preferred Stock outstanding on September 30, 1998, 3,750,000 shares of New Common Stock will be reserved for issuance on the Effective Date.

     At September 30, 1998, the Company, in addition to options and the Series A Convertible Preferred Stock, had outstanding warrants to purchase 709,000 shares of Old Common Stock and debt securities convertible into 515,000 shares of Old Common Stock. Pursuant to the provisions of the relevant instruments pursuant to which such warrants and convertible debt securities were issued, the number of shares of Common Stock into which such warrants will be exercised and such debt securities will be converted will be automatically decreased by 50% and the exercise prices will be automatically increased by a factor of two.

         The foregoing may be summarized as follows:

  NUMBER OF SHARES                     AS OF                 IF PROPOSAL 3
  OF COMMON STOCK                 SEPTEMBER 30, 1998          IS APPROVED*

Authorized                            100,000,000              100,000,000
Issued and Outstanding                  9,493,957                4,746,978
Treasury Shares                           183,500                   91,750
Reserved for Issuance**                12,361,218                6,180,609
Available for Future Issuance
 (including treasury shares)           78,144,025               89,072,413
 Par Value Per Share                         $.01                     $.02

   NUMBER OF SHARES OF
   PREFERRED STOCK

Authorized                              1,000,000                1,000,000
Issued and Outstanding:
     Series A                              22,500                   22,500
Treasury Shares                                 0                        0
Conversion Ratio of Series A
  Preferred Stock to Common Stock           1:333 1/3                1:166 2/3
Par Value Per Share                          $.01                     $.01

     ----------------

*        Without giving effect to fractional shares.
** Maximum number of shares reserved for issuance upon conversion of the Company's Series A Convertible Preferred Stock, warrants, options and convertible debt securities.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

     The Board of Directors believes that the relatively low per share market price of the Old Common Stock impairs the acceptability of the Old Common Stock to institutional investors and other members of the investing public. Theoretically the number of shares outstanding should not, by itself, affect the marketability of the Old Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. In addition, option and derivative instrument exchanges prohibit contracts on stocks selling for under certain prices per share.

     Further, the Board of Directors believes that the current per-share level of the Old Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stock unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock.

     The Company's Common Stock is currently included for listing in the Nasdaq SmallCap Market. The Nasdaq National Market has advised the Company that it will consider the Company's application to list its New Common Stock if the Company effects the proposed one-for-two reverse stock split and complies with various other conditions. The Nasdaq National Market's listing qualifications require, in addition to satisfying various other tests, that the minimum bid price of common stock to be listed must exceed $5.00 per share. The Board of Directors believes that the listing of the New Common Stock on the Nasdaq National Market will increase the marketability of the Company's shares and will increase market liquidity in the Company's shares. There can be no assurance that the Nasdaq National Market will accept the New Common Stock for listing, or, if accepted, that marketability or liquidity will increase. The Board of Directors reserves the right not to effectuate the proposed amendment even after it has been approved by stockholders by not filing the Certificate of Amendment if the Nasdaq National Market listing is not approved or for any other reason in their discretion.

     The proposed reverse stock split is intended to result in a higher per share market price for the Company's Common Stock that will increase investor interest and eliminate the resistance of brokerage firms.

     THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE OF THE COMMON STOCK AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE TWO TIMES THE MARKET PRICE BEFORE THE PROPOSED REVERSE STOCK SPLIT, OR THAT SUCH PRICE WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

REASON FOR THE PROPOSED INCREASE IN AUTHORIZED SHARES

     As part of this Proposal 3, the Board of Directors recommends that the number of authorized post-split shares of New Common Stock be maintained at 100,000,000. This will result in an increase in the number of shares available for issuance from 78,144,825 to 89,072,413.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to effectively increase the number of authorized shares of New Common Stock available for prompt issuance, in the discretion of the Board, in the acquisition of properties or businesses, in financing future growth, or for other corporate purposes without the time-consuming costly need to hold a special meeting of stockholders in every case. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted, and the Company is and will continue to be receptive to all methods of financing which may be reasonably available and acquisition opportunities which may arise from time to time. The Board of Directors believes that, in the future, occasions may arise where the time required to obtain stockholder approval might adversely delay the Company's ability to enter into a desirable transaction. Authorized but unissued shares of New Common Stock will be used by the Company from time to time as appropriate and opportune situations arise.

     Pursuant to the Company's Certificate of Incorporation, stockholders of the Company have no preemptive rights with respect to the effective increase in the authorized number of shares. The Certificate of Incorporation does not require further approval by stockholders prior to the issuance of any additional shares of New Common Stock. However, in certain circumstances (generally relating to the number of shares to be issued and the identity of the recipients), the rules of the Nasdaq National Market System require stockholder authorization in connection with the issuance of such additional shares. Subject to the rules of the Nasdaq National Market System, if applicable, the Board of Directors has the sole discretion to issue additional shares of Common Stock on such terms and for such consideration as may be determined by the Board of Directors. The issuance of any additional shares of stock would have the effect of diluting the percentage of stock ownership and voting rights of the present stockholders of the Company.

     Management is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed reverse stock split is not intended to be an anti-takeover device.

     There are no other existing charter or by-law provisions which may be deemed to have anti-takeover effects and management does not presently intend to propose any further amendments to the charter or by-laws with such effects.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL
SHARE INTERESTS

     Because of the reduction in the actual number of shares of Common Stock outstanding after the reverse stock split, stockholders will be required to exchange their certificates representing shares of Old Common Stock for new certificates representing shares of New Common Stock. Stockholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by the Company's transfer agent. Stockholders should not submit any certificates until requested to do so.

     No scrip or fractional shares of New Common Stock will be issued. Accordingly, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock will receive cash in lieu thereof, computed at the average of the mean of the closing bid and asked prices of the Old Common stock as listed in the Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Date. Under Delaware law, stockholders will not be entitled to appraisal rights with respect to the reverse stock split or the payment for their fractional shares, if any.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences of the reverse stock split is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not address all the tax consequences that may be relevant to a particular stockholder (such as stockholders who hold this stock as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities, non-resident aliens, broker-dealers or insurance companies). Furthermore, no foreign, state or local tax consequences are discussed herein. ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM.

     The exchange of shares of Old Common Stock for shares of New Common Stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of New Common Stock will include the stockholder's holding period for the shares of Old Common Stock exchanged therefor, and the aggregate tax basis of the shares of the New Common Stock will be the same as the aggregate tax basis of the shares of Old Common Stock exchanged therefor, reduced by the tax basis allocable to the receipt of cash in lieu of fractional shares.

     If cash is received by a stockholder as a result of the sale of a fractional share interest by the Transfer Agent, the Company will be treated as distributing the fractional share to the stockholder and the stockholder will be treated as selling the fractional share interest. Such stockholder will recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such stockholder's pre-split stock allocable to such fractional share. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any of such capital gain or loss will be long-term capital gain or loss, to the extent that such stockholder's holding period for his or her stock exceeds 12 months. Under recently enacted legislation, the maximum regular individual U.S. federal income tax rate on capital gains is 20% for property held for more than one year. Capital gains on the sale of property held for one year or less are subject to U.S. federal income tax at ordinary income rates.

RESOLUTION TO BE PRESENTED AT THE ANNUAL MEETING

     The following resolution will be proposed for consideration at the Annual
Meeting:

          RESOLVED, that, in connection with (i) a reverse split of this Corporation's outstanding Common Stock, $.01 par value, on the basis of one new share of Common Stock for each two shares of Common Stock and (ii) an increase in the par value of the Common Stock of this Corporation from $.01 to $.02, and in the discretion of this corporation's Board of Directors, the first paragraph of Article FOURTH of this corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:

                    "FOURTH: The total number of shares of stock which the
               Corporation is authorized to issue is 101,000,000 shares, of which 100,000,000 shares shall be designated Common Stock, $.02 par value per share, and 1,000,000 shares shall be designated Preferred Stock, $.01 par value per share."

VOTE REQUIRED FOR APPROVAL

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding voting power of the Company entitled to notice of, and to vote at, the Annual Meeting is required to adopt the proposed amendment to Article FOURTH. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split, if at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                     4. APPOINTMENT OF INDEPENDENT AUDITORS

     Effective October 23, 1996, the Company engaged KPMG Peat Marwick LLP as its independent accountants to audit its financial statements in place of Freed Maxick Sachs & Murphy, P.C. (the "Former Accountant"). The decision to change accountants was approved by the Board of Directors and the Audit Committee of the Company and was the result of the Company's belief that due to its increasing size and nationwide scope of operations, it needed a "Big 6" accounting firm with nationwide operations to audit its financial statements. The Former Accountant's report on the financial statements of the Company for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements of the type described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K promulgated under the Securities Act ("Item 304 of Regulation S-K"), or any reportable event as described in paragraph (a)(1)(v), paragraph (a)(2) or paragraph (b) of Item 304 of Regulation S-K.

     The Board of Directors of the Company has selected KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions. A representative of the Former Accountant is not expected to be present at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS.

                                  OTHER MATTERS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                  MISCELLANEOUS

     The Company anticipates that the 1999 Annual Meeting of Stockholders will be held in August 1999. Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or prior to February 15, 1999, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 1999 Annual Meeting.

                                          By order of the Board of Directors


                                          David A. Higson
                                          Secretary

Dated: October 7, 1998

                           ESQUIRE COMMUNICATIONS LTD.
             1998 Annual Meeting of Stockholders - November 17, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



P    The undersigned stockholder of ESQUIRE COMMUNICATIONS LTD., a Delaware
R    corporation, hereby appoints David A. White, David A. Higson and Steven L.
O    Wolkenstein, and each of them the proxies of the undersigned with full
X    power of subsitution to vote at the Annual Meeting of Stockholders of the
Y Company to be held at 9:00 a.m. on November 17, 1998, and at any adjournment or adjournments thereof (the "Meeting"), with all power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS AND "FOR" ALL NOMINEES.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                            SIDE

                                   DETACH HERE
     Please mark
/X/  vote as in this
     example

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

1.   ELECTION OF DIRECTORS:  To elect the                      4.  Proposal to ratify and approve the
     eight (8) nominees for Director listed                        appointment of KPMG Peat Marwick
     below for a term of one year.                                 LLP as independent auditors of Esquire
  Nominees:  Malcolm L. Elvey, David A.                            Communications Ltd. for the fiscal year
  White, David A. Higson, Cary A. Sarnoff,                         ending December 31, 1998.
  Mortimer R. Feinberg, Gary L. Monroe,
  Joseph P. Nolan, Bruce V. Rauner.                                FOR    AGAINST   ABSTAIN
                                                                   /  /   /   /      /   /

    /  /       FOR         /  /        WITHHELD                5.  In their discretion, upon any other matters
               ALL                    FROM ALL                     which may properly come before the
            NOMINEES                  NOMINEES                     meeting or any adjournment thereof.


/  /__________________________________                            MARK HERE
     For all nominees except as noted above                       FOR ADDRESS  /  /
                                                                  CHANGE AND
                                                                  NOTE AT LEFT
2. Proposal to authorize and approve
   amendments to the 1993 Stock Option Plan.                  Receipt of the Notice of Annual Meeting and
                                                              of the Proxy Statement and Annual Report to
         FOR    AGAINST   ABSTAIN                             Stockholders of Esquire Communications Ltd.
         /  /   /   /     /   /                               is hereby acknowledged.
                                                              PLEASE DATE, SIGN AND RETURN
3.  Proposal to authorize and approve                         THIS PROXY PROMPTLY USING THE
    amendment to the Certificate of                           ENCLOSED ENVELOPE.
    Incorporation.                                            Your signature should appear the same as your
                                                              name appears hereof.  If signing as attorney,
         FOR    AGAINST   ABSTAIN                             executor, administrator, trustee or guardian,
         /  /   /   /     /   /                               please indicate the capacity in which signing.
                                                              When signing as joint tenants, all parties to the
                                                              joint tenancy must sign.  When the proxy is
                                                              given by a corporation, it should be signed by
                                                              an authorized officer.

Signature______________   Date___________                     Signature_______________  Date__________